EXHIBIT 99
                        [MORGEN-WALKE ASSOC. LETTERHEAD]

News Release
                                            FOR:   Consolidated Graphics, Inc.

                                    APPROVED BY:   Ronald E. Hale, Jr.
                                                   Vice President & Treasurer
                                                   (713) 529-4200

                                        CONTACT:   Betsy Brod/Nancy Healy
                                                   Media: Stan Froelich
                                                   Morgen-Walke Associates, Inc.
                                                   (212) 850-5600

FOR IMMEDIATE RELEASE

                  CONSOLIDATED GRAPHICS ANNOUNCES COMPLETION OF
                         WALNUT CIRCLE PRESS ACQUISITION

     HOUSTON, TEXAS - November 17, 1997 -- Consolidated Graphics, Inc. (NYSE:CGX) today announced that it has completed its previously announced acquisition of Walnut Circle Press, Inc. in Greensboro, North Carolina. Terms of the transaction were not disclosed.

     Walnut Circle Press, a high quality, commercial sheet-fed printer, has served the Piedmont Triad market since it was founded in 1977. The Company will continue to be led by its existing management team, including Bruce Clapper as President. Commenting on the announcement, Joe R. Davis, Chairman and Chief Executive Officer, stated, "The acquisition of Walnut Circle Press continues to demonstrate our commitment of selecting the highest quality companies in growing markets."

     Consolidated Graphics is the fastest growing printing company in the United States with 26 companies in 21 markets and annualized run-rate revenues in excess of $250 million. A consolidator in a highly fragmented industry, the Company adds value to its acquisitions through managerial and operational expertise, financial strength and economies of scale.